APPENDIX A
                                 TO THE BYE-LAWS

                      DESIGNATIONS, NUMBER, VOTING POWERS,
                       PREFERENCES AND RIGHTS OF SERIES A
                       CUMULATIVE VOTING PREFERENCE SHARES


     1. DESIGNATION AND NUMBER. The shares of Series A Preference Shares shall be for the purposes of the Act designated as a separate class of shares in the Company and shall be designated the Series A Cumulative Voting Preference Shares, par value U.S.$.01 per share (the "Series A Preference Shares"); and the number of shares designated as the Series A Preference Shares shall be initially 10,000,000; provided, that no such shares may be issued in excess of 2,600,000 shares other than as either dividends on the Series A Preference Shares or in exchange for outstanding Series A Preference Shares.

     2. DIVIDENDS.

     (a) (i) Subject to the provisions of Section 2(b) of this Appendix A, the holders of Series A Preference Shares shall be entitled to receive, when and as declared, out of the net profits or surplus of the Company legally available therefor, dividends per share at the rate of 13.75% (subject to adjustments as subsequently provided, the "Series A Preferred Dividend Rate") per annum based on the Series A Preferred Stated Value (as defined below), payable as the Board may determine; provided that, (A) such dividends accruing on or prior to the fifth anniversary of the Closing Date shall be payable only in Series A Preference Shares and (B) such dividends accruing thereafter shall be payable only in cash at a rate of 11.75% per annum, and, to the extent such dividends accrue in excess of a rate of 11.75% per annum (the "Excess Dividend Rate"), such Excess Dividend Rate shall be payable in cash or in Series A Preference Shares, or cash in part and Series A Preference Shares in part (such option shall be in the Company's sole discretion, except that the Company shall use its best efforts to obtain written assurance from Duff & Phelps Credit Rating Company that the payment in cash of such Excess Dividend Rate will not adversely affect the AAA claims paying ability rating of the Insurance Subsidiary and if such assurance is obtained with respect to all or a portion of such Excess Dividend Rate, then the entire Excess Dividend Rate or, if such assurance is only with respect to a portion of the Excess Dividend Rate, such portion, if any, shall be payable only in cash). The Board shall determine


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to pay, and shall set apart for or pay, such dividends to the holders of the
Series A Preference Shares before any dividends (other than the dividends payable in Shares Junior to the Series A Preferred (as defined below)) shall be set apart for or paid upon the Series B Preference Shares, the Common Shares or any other shares of Capital Stock ranking on liquidation junior to the Series A Preference Shares (such shares being referred to hereinafter collectively as "Shares Junior to the Series A Preferred"). All dividends declared upon Series A Preference Shares shall be declared pro rata per share.

     (ii) Notwithstanding the foregoing, the Series A Preferred Dividend Rate shall be adjusted as follows (such adjustments being cumulative):

          (A) if at any time after the fifth anniversary of the Closing Date, the Series A Preference Shares are rated investment grade (a rating of BBB- or higher from Duff & Phelps Credit Rating Company (or any successor thereto) ("DCR") or the then-equivalent rating in the event that DCR changes its rating designations after the Closing Date), the Series A Preferred Dividend Rate shall be decreased by 200 basis points for the period from such time until redemption;

          (B) if either (a) the Exchange Offer Registration Statement (as defined in the Series A Preferred Stock Subscription Agreement) is not declared effective prior to the 180th day following the Closing Date or (b) the Exchange Offer (as defined in the Series A Preferred Stock Subscription Agreement) is not consummated or a shelf registration statement (the "Shelf Registration Statement"), covering the resale of all or such portion, as provided for in the Series A Preferred Stock Subscription Agreement, of the Series A Preference Shares under the United States Securities Act of 1933, as amended (the "Securities Act"), has not been declared effective by the United States Securities and Exchange Commission (the "Commission") on or prior to the 210th day following the Closing Date, then the Dividend Rate shall be increased or, to the extent previously increased as provided below in clause (C) of this Section 2(a)(ii), further increased by 50 basis points from the last day of (i) such 180-day period in the case of clause (a) above and (ii) such 210-day period in the case of clause (b) above, until the earliest of (x) in the case of Series A Preference Shares whose holders are eligible to participate in the Exchange Offer, the date on which the Exchange Offer is consummated,


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



               (y) the date on which the Shelf Registration Statement is declared effective and (z) the second anniversary of the Closing Date; provided, however, that in the event the Shelf Registration is declared effective by the Commission and the Company fails to keep such Shelf Registration Statement effective continuously until the second anniversary of the Closing Date or such shorter period that will terminate when all the Series A Preference Shares required by the Series A Preferred Stock Subscription Agreement to be covered by such Shelf Registration Statement have been sold pursuant to such registration statement, then the Series A Preferred Dividend Rate shall be increased or, to the extent previously increased as provided below in clause (C) of this Section 2(a)(ii), further increased, as the case may be, by 50 basis points for the period from the date that the Shelf Registration Statement is no longer effective until the earlier of the date the Shelf Registration Statement is again deemed effective and the second anniversary of the Closing Date; and

          (C) if an Event of Non-Compliance occurs, the Series A Preferred Dividend Rate shall be increased or further increased, as the case may be, by 250 basis points for the period from the date of such event until the date that no Event of Non-Compliance is continuing.

     (b) Dividends on the Series A Preference Shares shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that, if in any fiscal year or years, dividends in whole or in part are not paid upon the Series A Preference Shares, unpaid dividends shall accrue quarterly at the Series A Preferred Dividend Rate and be compounded quarterly. Dividends on shares of the Series A Preference Shares shall accrue at the Series A Preferred Dividend Rate based on the actual number of days elapsed over a year of 360 days from the Closing Date through and until the redemption of such shares.

     3. LIQUIDATION, DISSOLUTION OR WINDING UP.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or similar procedures affecting the Company, and after the Company has paid or set aside all amounts due to creditors and any dividends accrued but unpaid on the Series A Preference Shares pursuant to Sections 2(a) and (b) above (and any dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding


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



at a quarterly rate) through the date of such liquidation, dissolution or winding up or similar procedure, the holders of shares of Series A Preference Shares then issued and outstanding shall be entitled, on a pro rata per share basis, to be paid out of the assets of the Company available for distribution to its Members, before any payment shall be made to the holders of Shares Junior to the Series A Preferred, an amount equal to US $25.00 (the "Series A Preferred Stated Value") per share, subject to adjustment in the event of any share split or combination with respect to such shares. The aggregate of all liquidation payments to which the holder of a Series A Preference Share shall become entitled under this Section 3 with respect to each Series A Preference Share held by it shall be referred to as its "Series A Liquidation Value."

     (b) If upon any such liquidation, dissolution or winding up of the Company (or similar procedure affecting the Company) the remaining assets of the Company available for the distribution to its shareholders shall be insufficient to pay the holders of Series A Preference Shares the full Series A Liquidation Value for each Series A Preference Share held by such holders, the holders of Series A Preference Shares and the holders of any class of shares ranking on liquidation on parity with the Series A Preference Shares shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     (c) The holders of Series A Preference Shares shall not participate with the holders of the Shares Junior to the Series A Preferred in the distribution of any assets of the Company in excess of the aggregate Series A Liquidation Value of the outstanding Series A Preference Shares.

     (d) The amalgamation of the Company into or with another company or corporation, the amalgamation of any other company or corporation into or with the Company, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up (or similar procedure) of the Company for purposes of this Section 3.

     4. VOTING.

     (a) Except as otherwise provided by the Bye-laws (including Bye-law 12(3)) or as set forth below, each issued and outstanding Series A Preference Share shall entitle the holder thereof to seven votes at each general meeting of the


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


Company with respect to any and all matters presented to the Members of the Company for their action or consideration; provided that if at any time at which a vote is taken by the shareholders there are greater than 2,600,000 Series A Preference Shares outstanding, each Series A Preference Share shall entitle the holder thereof to such number of votes as determined by dividing 18,200,000 by the number of issued and outstanding Series A Preference Shares. Except as provided by law or by the provisions of paragraph (b) below or by the Bye-laws, the holders of Series A Preference Shares and of any other outstanding preference shares shall vote together with the holders of Common Shares as a single class.

     (b) Notwithstanding anything in the Bye-laws to the contrary, the Company shall not (i) amend, alter or repeal the preferences or special rights attached to the Series A Preference Shares as set out in the Bye-laws, including this Appendix A, or (ii) authorize or issue shares of any class or series having any preference or priority as to dividends or redemption or upon liquidation superior to or on parity with the Series A Preference Shares, in each case, without the written consent of the holders of at least 90% of the then issued and outstanding Series A Preference Shares, given in writing, consenting separately as a class.

     5. REDEMPTION.

     (a) Each issued and outstanding Series A Preference Share shall be redeemed in full for an amount equal to the Series A Preferred Stated Value per share plus dividends accrued but unpaid thereon pursuant to Sections 2(a) and (b) above (and any dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption, subject to adjustment in the event of any share split or combination with respect to such shares, payable in cash on the date which is the tenth anniversary of the Closing Date.

     (b) Upon the occurrence of a Change In Control Event, any holder of outstanding Series A Preference Shares may elect to have all of his Series A Preference Shares redeemed by giving written notice to the Company no later than thirty (30) calendar days after written notice to such holder of such Change In Control Event, and each Series A Preference Share as to which a holder has elected redemption shall be redeemed in full for the sum of (i) 101% of the sum of (A) the Series A Preferred Stated Value per share and (B) any non-cash dividends accrued but unpaid thereon pursuant to Sections 2(a) and (b) above (and any non-cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption and (ii) any cash



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


dividends accrued but unpaid thereon pursuant to Section 2(a) and (b) above (and any cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption, subject to adjustment in the event of any share split or combination with respect to such shares. For purposes of this Section 5(b), "Change in Control Event" means an event or series of events by which (A) any "person" or "group" (as defined in Sections 13(d)(3) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than one or more Specified Holders or an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock (as defined below) of the Company, is or becomes the "beneficial owner" (as defined under Rule 13d-3 of the Exchange Act), directly or indirectly, of at least 35% of the total voting power of the Voting Stock of the Company; (B) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors (x) whose election by the Board or whose nomination for election by the Members of the Company was approved by a vote of 66_% of the Directors of the Company then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved or (y) were designated by one or more Specified Holders (provided that, in the case of a designation by other holders in addition to Specified Holders, such new Director was designated by Specified Holders sufficient to make such designation without the approval or votes of such other holders) pursuant to Bye-law 12(2) or 12(3)) shall cease for any reason to constitute 66_% of the Directors of the Company then still in office, provided that, in the event that a "person" or "group" (as defined in Section 13(d)(3) and 14(d) of the Exchange Act), other than one or more Specified Holders acting pursuant to Bye-Law 12(2) or 12(3), that is the "beneficial owner" (as defined under Rule 13d-3 of the Exchange Act), directly or indirectly, of less than 35% of the Voting Stock of the Company is able to elect a majority of the Board of Directors of the Company pursuant to an agreement with the Company, a Change In Control Event shall be deemed to have occurred; or (C) the Company consolidates with or amalgamates into, or conveys, transfers or leases all or substantially all of its assets to any Person, or any Person consolidates with or amalgamates into the Company, in either event pursuant to a transaction in which any Voting Stock of the Company issued and outstanding immediately prior to the effectiveness thereof is reclassified or changed into or exchanged for cash, securities or property, unless (i) such Change In Control Event arises from a transaction between the Company and a Restricted Subsidiary thereof, or (ii) such Change In Control Event arises from a transaction involving an exchange of Voting Stock by the holders of the Voting Stock



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


of the Company at such time for Voting Stock of a surviving entity immediately following which such holders own at least 50% of the outstanding Voting Stock of such surviving entity and upon consummation of which none of the events described in clause (A) or (B) shall have occurred in respect of such surviving entity.

     (c) On or after the date which is the fifth anniversary of the Closing Date, all or a portion of the issued and outstanding Series A Preference Shares may be redeemed in cash, at the Company's option and in its sole discretion, at any time or from time to time (provided such time is during a Business Day) upon ten calendar days' prior written notice to the holders thereof, and each Series A Preference Share so redeemed shall be redeemed for the sum of (i) the applicable redemption percentage (as set forth below) of the sum of (A) the Series A Preferred Stated Value per share and (B) any non-cash dividends accrued but unpaid thereon pursuant to Sections 2(a) and (b) above (and any non-cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of redemption and (ii) any cash dividends accrued but unpaid thereon pursuant to
Section 2(a) and (b) above (and any cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption, subject to adjustment in the event of any share split or combination with respect to such shares.



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




       Redemption Date                                       Redemption
                                                             Percentages
-----------------------------------------------       -------------------------
June 15, 2002 to June 14, 2003                                        111%
June 15, 2003 to June 14, 2004                                        108%
June 15, 2004 to June 14, 2005                                        106%
June 15, 2005 to June 14, 2006                                        104%
June 15, 2006 to June 14, 2007                                        102%

     (d) Notwithstanding the foregoing, on and prior to the third anniversary of the Closing Date, up to 35% of the issued and outstanding Series A Preference Shares may be redeemed in cash, at the Company's option and in its sole discretion, at any time or from time to time (provided such time is during a Business Day) upon ten calendar days' prior written notice to the holders thereof, and each Series A Preference Share so redeemed shall be redeemed for the sum of (i) 120% of the sum of (A) the Series A Preferred Stated Value per share and (B) any non-cash dividends accrued but unpaid thereon pursuant to Sections 2(a) and (b) above (and any non-cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption and (ii) any cash dividends accrued but unpaid thereon pursuant to Section 2(a) and (b) above (and any cash dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption, subject to adjustment in the event of any share split or combination with respect to such shares, provided that any redemption made by the Company pursuant to this Section 5(d) shall only be made with the net proceeds from one or more public offerings in the United States of the Company's shares registered with the Commission.

     (e) Any redemption of Series A Preference Shares pursuant to this Section 5, other than Section 5(b), shall be made pro rata from among the registered holders of such shares then issued and outstanding and with ten calendar days' prior notice to such registered holders.

     (f) Notwithstanding any other provision of this Section 5, any redemption pursuant to this Section 5 shall be subject to the Company being in compliance with the Act as determined by the Board. If the Company is unable, as determined by the Board, to redeem any Series A Preference Shares pursuant to this Section 5 because such redemption would violate the applicable laws of Bermuda, then the Company shall redeem such Series A Preference Shares as soon thereafter as redemption would not violate such laws. Any


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


Series A Preference Shares that are redeemed shall be permanently retired and shall no longer be deemed issued and outstanding and shall not under any circumstances be reissued, and the Company may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized Series A Preference Shares accordingly.

     6. DIVIDEND AND REDEMPTION PREFERENCES

     (a) For so long as any of the Series A Preference Shares remains outstanding, the Company shall not (i) purchase, redeem or otherwise acquire any Shares Junior to the Series A Preferred (other than (1) Series B Preference Shares in accordance with the terms thereof in effect as of the Closing Date (and not as amended thereafter) and (2) redemptions or repurchases of any Common Shares held by directors, officers or employees of the Company and its Subsidiaries which shares are subject to redemption or repurchase upon any such person ceasing to be a director, officer or employee, as the case may be, of the Company, each in accordance with the terms of any applicable agreement between the Company and any such person or the terms of any agreement or plan pursuant to which such shares were issued, provided that such repurchases and redemptions, in the aggregate, are in respect of no more than 10% of the number of Common Shares issued and outstanding on the Closing Date (or the equivalent number of any other securities into which or for which the Common Shares may be converted or exchanged as set forth in the Bye-laws) and are redeemed or repurchased for an amount not in excess of the fair market value at the time of redemption or repurchase) or (ii) declare or pay or set apart for payment any dividend on or make any distribution to Shares Junior to the Series A Preferred, whether in cash or other property, other than dividends payable in shares of Shares Junior to the Series A Preferred.

     (b) For so long as (i) on or after the tenth anniversary of the Closing Date, the Company shall have failed to redeem Series A Preference Shares pursuant to Section 5(a) (notwithstanding Section 5(f)) or (ii) there are any unpaid (cash or non-cash) dividends which have accrued in respect of any Series A Preference Shares, the Company shall not (A) purchase, redeem or otherwise acquire any Shares Junior to the Series A Preferred (other than under Section 6(a)(i)(2) above) or (B) declare or pay or set apart for payment dividends on or make distributions to shares ranking on parity with the Series A Preference Shares (for avoidance of doubt, this clause (B) shall not apply to Series B Preference Shares).

                                   APPENDIX B
                                 TO THE BYE-LAWS

                       DESIGNATIONS, NUMBER, VOTING POWERS
                       PREFERENCES AND RIGHTS OF SERIES B
                       CUMULATIVE VOTING PREFERENCE SHARES


     1. DESIGNATION AND NUMBER. The shares of Series B Preference Shares shall be a separate class of shares in the Company and shall be designated the Series B Cumulative Voting Preference Shares, par value US $0.01 per share (the "Series B Preference Shares"); and the number of shares designated the Series B Preference Shares shall be initially 10,000,000; provided, that no such shares may be issued in excess of 1,600,000 shares other than as dividends on the Series B Preference Shares, in connection with a Commitment Draw or in exchange for outstanding Series B Preference Shares.

     2. DIVIDENDS.

     (a) Subject to the provisions of Section 2(b) of this Appendix B and
Section 6(a)(ii) of Appendix A to the Bye-laws, the holders of Series B Preference Shares shall be entitled to receive, when and as declared, out of the net profits or surplus of the Company legally available therefor, dividends per share at the rate of 20.00% (the "Series B Preferred Dividend Rate") per annum based on the Series B Preferred Stated Value (as defined below), payable as the Board may determine; provided, that such dividends accruing on or prior to the tenth anniversary of the Closing Date and so long as any Series A Preference Shares are outstanding shall be payable only in Series B Preference Shares and such dividends accruing thereafter shall be payable only in cash. Subject to
Section 6(a)(ii) of Appendix A to the Bye-laws, the Board shall determine to pay, and shall set apart for or pay, such dividends to holders of the Series B Preference Shares after any dividends then due upon the Series A Preference Shares and any other shares ranking on liquidation senior to the Series B Preference Shares (such shares being referred to hereinafter collectively as "Senior Shares") shall be set apart for or paid upon the Senior Shares and before any dividends (other than dividends payable in Shares Junior to the Series B Preferred (as defined below)) shall be set apart for or paid upon the Common Shares or any other shares ranking on liquidation junior to the Series B Preference Shares (such shares being referred to hereinafter collectively as "Shares Junior to the Series B Preferred") in any year. All dividends declared upon Series B Preference Shares shall be declared pro rata per share.

     (b) Dividends on the Series B Preference Shares shall be fully cumulative, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that, if in any fiscal year or years, dividends in whole or in part are not paid upon the Series B Preference Shares, unpaid dividends shall accrue quarterly at the Series B Preferred Dividend Rate and be compounded quarterly. Dividends on shares of the Series B Preference Shares shall accrue at the Series B Preferred Dividend Rate based on the actual number of days elapsed over a year of 360 days from the Closing Date through and until the redemption of such shares.

     3. LIQUIDATION, DISSOLUTION OR WINDING UP.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or similar procedures affecting the Company, and after the Company has paid or set aside all amounts due to creditors and the holders of the Senior Shares and any dividends accrued but unpaid on the Series B Preference Shares pursuant to Sections 2(a) and (b) above (and any dividends accrued but unpaid thereon with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such liquidation, dissolution or winding up (or similar procedure), the holders of shares of Series B Preference Shares then issued and outstanding shall be entitled, on a pro rata per share basis, to be paid out of the assets of the Company available for distribution to its Members, after the Company has paid or set apart for payment all amounts due to creditors and the holders of Senior Shares and before any payment shall be made by the Company to the holders of Shares Junior to the Series B Preferred, an amount equal to U.S.$25.00 (the "Series B Preferred Stated Value") per share, subject to adjustment in the event of any share split or combination with respect to such shares. The aggregate of all liquidation payments to which the holder of a Series B Preference Share shall become entitled under this Section 3 with respect to each Series B Preference Share held by it shall be referred to as its "Series B Liquidation Value."

     (b) If upon any such liquidation, dissolution or winding up of the Company (or similar procedure affecting the Company) the remaining assets of the Company available for the distribution to its Members shall be insufficient to pay the holders of Series B Preference Shares the full Series B Liquidation Value for each Series B Preference Share held by such holders, the holders of Series B Preference Shares and the holders of any class of shares ranking on liquidation on parity with the Series B Preference Shares shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     (c) The holders of Series B Preference Shares shall not participate with the holders of the Shares Junior to the Series B Preferred in the distribution of any assets of the Company in excess of the aggregate Series B Liquidation Value of the outstanding Series B Preference Shares to the Members.

     (d) The amalgamation of the Company into or with another company or corporation, the amalgamation of any other company or corporation into or with the Company, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up (or similar procedure) of the Company for purposes of this Section 3.

     4. VOTING.

     (a) Except as otherwise provided in the Bye-laws or as set forth below, each issued and outstanding Series B Preference Share shall entitle the holder thereof to five votes at each general meeting of shareholders of the Company with respect to any and all matters presented to the Members of the Company for their action or consideration; provided that if at any time at which a vote is taken by the Members there are greater than 1,600,000 Series B Preference Shares issued and outstanding, each Series B Preference Share shall entitle the holder thereof to such number of votes as determined by dividing 8,000,000 by the number of issued and outstanding Series B Preference Shares. Except as provided by law or by the provisions of paragraph (b) below or by the Bye-laws, holders of Series B Preference Shares and of any other issued and outstanding preference shares shall vote together with the holders of Common Shares as a single class.

     (b) Notwithstanding anything in the Bye-laws to the contrary, the Company shall not (i) amend, alter or repeal the preferences or special rights attached to the Series B Preference Shares as set out in the Bye-laws, including this Appendix B, or (ii) authorize or issue shares of any class or series having any preference or priority as to dividends or redemption or upon liquidation superior to or on parity with the Series B Preference Shares (other than the Series A Preference Shares), in each case, without the written consent of the holders of at least 90% of the then outstanding Series B Preference Shares, given in writing, consenting separately as a class.

     5. REDEMPTION.


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




     (a) Subject to Section 6 of Appendix A to the Bye-laws, each issued and outstanding Series B Preference Share shall be redeemed in full for an amount equal to the Series B Preferred Stated Value per share plus dividends accrued but unpaid thereon pursuant to Sections 2(a) and (b) above (and any dividends accrued but unpaid with respect to any such accrued but unpaid dividends as a result of compounding at a quarterly rate) through the date of such redemption, subject to adjustment in the event of any share split or combination with respect to such shares, payable in cash on the date that is the earliest to occur of (i) the fifteenth anniversary of the Closing Date, (ii) the Qualified Public Offering, (iii) the acquisition of a majority of the issued and outstanding shares of the Common Shares at the time of such acquisition by one or more purchasers acting in concert in a single transaction or in a series of related transactions (including, without limitation, acquisitions occasioned by a purchase or exchange, or an amalgamation, consolidation, share acquisition or other form of corporate reorganization in which Persons who were holders of Common Shares immediately prior to such corporate reorganization do not, immediately thereafter, own more than 50% of the Common Shares previous voting power, measured immediately prior to such corporate reorganization, in the acquiring, amalgamated, consolidated or otherwise reorganized company with respect to its issued and outstanding voting securities.

     (b) Any redemption of Series B Preference Shares pursuant to this Section 5 shall be made pro rata from among the registered holders of such shares then issued and outstanding and with ten calendar days' prior notice to such holders.

     (c) Notwithstanding any other provision of this Section 5 and subject to
Section 6 of Appendix A to the Bye-laws, any redemption pursuant to this Section 5 shall be subject to the Company being in compliance with the Act, as determined by the Board. If the Company is unable, as determined by the Board, to redeem any Series B Preference Shares pursuant to this Section 5 because such redemption would violate the applicable laws of Bermuda, then the Company shall redeem such Series B Preference Shares as soon thereafter as redemption would not violate such laws. Any Series B Preference Shares that are redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Company may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized Series B Preference Shares accordingly.

     6. DIVIDEND AND REDEMPTION PREFERENCES


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




     (a) For so long as any of the Series B Preference Shares remains issued and outstanding, the Company shall not (i) purchase, redeem or otherwise acquire any Shares Junior to the Series B Preferred (other than redemptions or repurchases of any Common Shares held by directors, officers or employees of the Company and its Subsidiaries which shares are subject to redemption or repurchase upon any such person ceasing to be a director, officer or employee, as the case may be, of the Company, each in accordance with the terms of any applicable agreement between the Company and any such person or the terms of any agreement or plan pursuant to which such shares were issued, provided that such repurchases and redemptions, in the aggregate, are in respect of no more than 10% of the number of Common Shares issued and outstanding on the Closing Date (or the equivalent number of any other securities into which or for which the Common Shares may be converted or exchanged as set forth in the Bye-laws) and are redeemed or repurchased for an amount not in excess of the fair market value at the time of redemption or repurchase) or (ii) declare or pay or set apart for payment any dividend on or make any distribution to Shares Junior to the Series B Preferred, whether in cash or other property, other than dividends payable in shares of Shares Junior to the Series B Preferred.

     (b) For so long as (i) the Company shall fail to redeem Series B Preference Shares pursuant to Section 5(a) (notwithstanding Section 5(c)) or (ii) there are any unpaid (cash or non-cash) dividends in respect of any Series B Preference Shares, the Company shall not declare or pay or set apart for payment dividends (other than dividends payable in Shares Junior to the Series B Preferred) on or make distributions to shares ranking on parity with the Series B Preference Shares.



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


                                   APPENDIX C
                                 TO THE BYE-LAWS

                       DESIGNATIONS, NUMBER, VOTING POWERS
                           AND RIGHTS OF COMMON SHARES


     1. DESIGNATION AND NUMBER. The shares of such class of Common Shares shall be a separate class of shares in the Company and shall be designated the Common Shares, par value U.S.$.01 per share (the "Common Shares"). The number of shares constituting the Common Shares shall initially be 20,000,000.

     2. DIVIDENDS. Subject to the rights and preferences of the Series A Preference Shares, the Series B Preference Shares or any other shares ranking on liquidation senior to the Common Shares (such shares being referred to hereinafter collectively as "Senior Shares"), the holders of the Common Shares shall be entitled to receive, if, when and as declared, out of net profits or surplus of the Company legally available therefor, such dividends per share as the Board shall determine. All dividends declared upon Common Shares shall be declared pro rata per share.

     3. LIQUIDATION, DISSOLUTION OR WINDING UP.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or similar procedures affecting the Company, and after the Company has paid or set aside all amounts due to creditors and the holders of the Senior Shares and any dividends accrued but unpaid on the Common Shares, the holders of shares of Common Shares then outstanding shall be entitled, on a pro rata per share basis, to the remaining assets of the Company available for distribution to its shareholders.

     (b) The amalgamation of the Company into or with another company or corporation, the amalgamation of any other company or corporation into or with the Company, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up (or similar procedure) of the Company for purposes of this Section 3.

     4. VOTING.

     (a) Except as otherwise provided in the Bye-laws or set forth below, each issued and outstanding Common Share shall entitle the holder thereof to two votes at each general meeting of the Company with respect to any and all matters presented to the Members of the Company for their action or consideration. Except as provided by law or by the provisions of paragraph (b) below or by the Bye-laws, holders of Common Shares and of any issued and outstanding preference shares shall vote together as a single class.

     (b) The Company shall not amend, alter or repeal the special rights of the Common Shares as set out in the Bye-laws, including Section 4 of this Appendix C, without the written consent of the holders of at least 90% of the then outstanding Common Shares, given in writing, consenting separately as a class.


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